Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 28, 2021 12:00 p.m. Central Time Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 28, 2021. Notice is hereby given that the 2021 Annual Meeting of Stockholders of Origin Bancorp, Inc. will be held on Wednesday, April 28, 2021 at 12:00 p.m. Central Time. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Proxy Card, and Annual Report are available at www.obnkannualmeeting.com If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you. Please make your request for a paper or email copy as instructed on the reverse side of this notice on or before April 16, 2021 to facilitate timely delivery. Matters intended to be acted upon at the 2021 Annual Meeting are listed below. The Board of Directors recommends that you vote FOR proposals 1, 2, 3 and 4. 1. Elect twelve directors to serve until the annual meeting of stockholders for the year in which his or her term expires and until their successors are elected and qualified. 2. Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2020 (the “Say-on-Pay Proposal”). 3. Approve the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan (“ESPP”). 4. Ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. THIS IS NOT A FORM FOR VOTING To vote, you must either vote online via the Internet or via telephone by visiting www.proxypush.com/obnk, accessing and viewing the proxy materials, and following the instructions contained on the website. Please have this notice available. Scan code to the right for mobile voting. You may request a full set of proxy materials, which includes a proxy card you can return via mail (see instructions on the reverse side of this notice). FPO

To request paper copies of, or an email with links to electronic versions of, the proxy materials, which include the proxy card, notice of Annual Meeting, proxy statement and annual report, for the Annual Meeting or future annual meetings, please contact us on or before April 16, 2021 to facilitate a timely delivery via: : Internet/Mobile - Access the Internet and go to www.investorelections.com/obnk . Follow the instructions to log in and request paper or email copies. Telephone - Call us toll-free at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and request paper or email copies. * Email - Send us an email at paper@investorelections.com with “OBNK Materials Request” in the subject line. The email must include: o The 11-digit control # located in the box in the upper right hand corner on the front of this notice. o Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. o If you choose email delivery you must include the return email address. o If you would like this election to apply to the delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the email. If paper or email copies are not requested in accordance with the procedures set forth on this page, stockholders will not otherwise receive a paper or email copy of the proxy materials. Important Information about the Notice of Proxy Materials This Notice of Internet Availability of Proxy Materials (Notice) is provided to stockholders in place of printed materials for the upcoming Stockholder Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials, to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request paper copies of proxy materials via phone, email or Internet. To register for the virtual meeting, please follow the instructions below: o Visit register.proxypush.com/obnk on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer, Edge or Firefox. Please ensure your browser is compatible. o As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner of this notice. After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.